                                                                  Exhibit 4.3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO NATURAL MICROSYSTEMS CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                        NATURAL MICROSYSTEMS CORPORATION

Number R-1                                                         $175,000,000
CUSIP No.  638882AA8

                    5% Convertible Subordinated Note Due 2005

         Natural MicroSystems Corporation, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Seventy-Five Million Dollars ($175,000,000) on October 15, 2005 and to pay interest on the principal amount of this Note beginning the most recent date to which interest has been paid or, if no interest has been paid, beginning October 11, 2000 at the rate of 5% per annum.

Interest Payment Dates:    April 15 and October 15
Record Dates:              April 1 and October 1

         This Note is convertible at such times and as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, the Company has caused this 5% Convertible Subordinated Note due 2005 to be signed by its duly authorized officers.


Dated:  October 11, 2000               NATURAL MICROSYSTEMS CORPORATION


                                       By: /s/ Robert P. Schechter
                                           -----------------------------
                                           Robert P. Schechter
                                           Chairman of the Board, President,
                                           and Chief Executive Officer


                                       By: /s/ Robert E. Hult
                                           ---------------------------------
                                           Robert E. Hult
                                           Senior Vice President of Finance and
                                           Operations, Chief Financial Officer,
                                           and Treasurer


Dated:  October 11, 2000

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture as supplemented by a First Supplemental Indenture.

                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee


                                       By:  /s/ David Ganss
                                            -----------------------------------
                                            Authorized Signatory

                                [REVERSE OF NOTE]

                        NATURAL MICROSYSTEMS CORPORATION

                    5% Convertible Subordinated Note Due 2005

1.       INTEREST.

         Natural MicroSystems Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semi-annually on April 15 and October 15 of each year, commencing April 15, 2001. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 11, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT.

         The Company will pay interest on this Note (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the April 1 and October 1 next preceding the interest payment date. The Holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money, except that with respect to any Holder of Notes with an aggregate principal amount equal to or in excess of $5 million, at the request of such Holder in writing the Company shall pay interest on such Holder's Notes by wire transfer in immediately available funds. It may mail an interest check to the Holder's registered address.

3.       PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

         Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

4.       INDENTURE; LIMITATIONS.

         This Note is one of a duly authorized issue of Notes of the Company designated as its 5% Convertible Subordinated Notes Due 2005 (the "Notes"), issued under an Indenture dated as of October 11, 2000 (the "Indenture") and a First Supplemental Indenture dated as of October 11, 2000 (the "First Supplemental Indenture"), between the Company and the Trustee. The terms of this
Note include those stated in the First Supplemental Indenture and in the Indenture and those made part of the First Supplemental Indenture and the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date hereof or, from and after the date that the First Supplemental Indenture and the Indenture shall be qualified thereunder, as in effect on such date. This Note is subject to all such terms, and the Holder of this Note is referred to the First Supplemental Indenture and the Indenture and said Act for a statement of them.

         The Notes are subordinated unsecured obligations of the Company initially limited to up to $175,000,000 aggregate principal amount plus an additional principal amount not exceeding $26,250,000 in the aggregate as may be issued upon the exercise by the Underwriters, in whole or in part, of the Purchase Option.

5.       OPTIONAL REDEMPTION.

         At any time on and after October 16, 2003, and prior to maturity, if the closing price of the Common Stock shall have exceeded 130% of the conversion price then in effect for at least 20 trading days in the consecutive 30-trading day period ending on the trading day prior to the date of mailing of a notice of optional redemption, the Company may, at its option, redeem all or any part of the Notes, upon mailing a notice of such redemption not less than thirty (30) days before the date fixed for redemption to the Holders of Notes, at the following optional redemption prices (expressed as percentages of the principal amount):

         If redeemed during the period beginning October 16, 2003 and ending on October 14, 2004, at a redemption price of 102%, and if redeemed during the period beginning October 15, 2004 and ending on October 15, 2005, at a redemption price of 101%, together in the case of any such redemption with accrued interest to the date of redemption, but any interest payment that is due and payable on or prior to such date of redemption will be payable to the Holders of such Notes, or one or more predecessor Notes, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the First Supplemental Indenture and the Indenture.

6.       NOTICE OF REDEMPTION.

         Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the redemption date, subject to the deposit with the Paying Agent of funds sufficient to pay the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

7. REPURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL.

         If at any time that Notes remain outstanding there shall have occurred a Change in Control (as defined in the First Supplemental Indenture and in the Indenture), at the option of the Holder and subject to the terms and conditions of the First Supplemental Indenture and the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the Repurchase Date. The Holder shall have the right to withdraw any Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the First Supplemental Indenture and the Indenture. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 3.08(b) of the First Supplemental Indenture, by delivery of shares of Common Stock, the Adjusted Market Value of which shall be equal to the Repurchase Price.

8.       CONVERSION.

         At any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on October 14, 2005, a Holder of a Note may convert such Note into shares of Common Stock of the Company; PROVIDED, HOWEVER, that if the Note is called for redemption, the conversion right will terminate at the close of business on the third Business Day before the redemption date of such Note (unless the Note is called for redemption pursuant to Article 3 during the period commencing on October 16, 2003 and ending on (including) October 24, 2003 in which case the conversion right shall terminate on the close of business on the first Business Day before the redemption date or unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed). The initial conversion price is $63.125 per share, subject to adjustment under certain circumstances as described in the First Supplemental Indenture and the Indenture. The number of shares issuable upon conversion of a Note is determined by dividing the principal amount converted by the conversion price in effect on the conversion date. Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the First Supplemental Indenture and the Indenture) of the Common Stock on the last trading day prior to the date of conversion.

         To convert a Note, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, if certificated, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Note must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Note or portion thereof then converted; PROVIDED, HOWEVER, that no such payment shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Note is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder had delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note may be converted only if the Repurchase Notice is withdrawn as provided above and in accordance with the terms of the Indenture.

9.       SUBORDINATION.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the First Supplemental Indenture and the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the First Supplemental Indenture. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

         In addition to all other rights of Senior Indebtedness described in the First Supplemental Indenture and the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

10.      DENOMINATIONS, TRANSFER, EXCHANGE.

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the First Supplemental Indenture and the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the First Supplemental Indenture and the Indenture.

         The aggregate principal amount of the Note in global form represented hereby may from time to time be reduced to reflect conversions or redemptions of a part of this Note in global form or cancellations of a part of this Note in global form, in each case, and in any such case, by means of notations on the Global Note Transfer Schedule on the last page hereof. Notwithstanding any provision of this Note to the contrary, conversions or redemptions of a part of this Note in global form and cancellations of a part of this Note in global form, may be effected without the surrendering of this Note in global form, PROVIDED that appropriate notations on the Global Note Transfer Schedule are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Note in a global form resulting therefrom or as a consequence thereof.

11.      PERSONS DEEMED OWNERS.

         The registered Holder of a Note may be treated as the owner of it for all purposes.

12.      UNCLAIMED MONEY.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment unless an abandoned property law designates another person.

13.      AMENDMENT, SUPPLEMENT, WAIVER.

         Subject to certain exceptions, the First Supplemental Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the First Supplemental Indenture, the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14.      SUCCESSOR CORPORATION.

         When a successor corporation assumes all the obligations of its predecessor under the Notes, the First Supplemental Indenture and the Indenture, the predecessor corporation will be released from those obligations.

15.      DEFAULTS AND REMEDIES.

         An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal or premium on the Notes when due; failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the First Supplemental Indenture, the Indenture or the Notes; default by the Company or any Subsidiary with respect to its obligation to pay principal of or interest on indebtedness for borrowed money aggregating more than $20.0 million or the acceleration of such indebtedness if not withdrawn within 15 days from the date of such acceleration; and certain events of bankruptcy, insolvency or reorganization of the Company or any of its subsidiaries, all as and to the extent provided in the First Supplemental Indenture and the Indenture. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the First Supplemental Indenture and the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the First Supplemental Indenture and the Indenture. Holders may not enforce the First Supplemental Indenture, the Indenture or the Notes except as provided in the First Supplemental Indenture and the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the First Supplemental Indenture, the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.      TRUSTEE DEALINGS WITH THE COMPANY.

         State Street Bank and Trust Company, the Trustee under the First Supplemental Indenture and the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, the First Supplemental Indenture and the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

18.      DISCHARGE PRIOR TO MATURITY.

         If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity as provided in the First Supplemental Indenture and the Indenture, the Company will be discharged from the First Supplemental Indenture and the Indenture except for certain Sections thereof.

19.      AUTHENTICATION.

         This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

20.      ABBREVIATIONS AND DEFINITIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All capitalized terms used in this Note and not specifically defined herein are defined in the First Supplemental Indenture or in the Indenture and are used herein as so defined.

21.      FIRST SUPPLEMENTAL INDENTURE AND INDENTURE TO CONTROL.

         In the case of any conflict between the provisions of this Note and the First Supplemental Indenture and the Indenture, the provisions of the First Supplemental Indenture and the Indenture shall control.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the First Supplemental Indenture and the Indenture. Requests may be made to: Natural

MicroSystems Corporation, 100 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Chief Financial Officer.



            [The remainder of this page is left blank intentionally]

                                 TRANSFER NOTICE

This Transfer Notice relates to $__________ principal amount of the 5% Convertible Subordinated Notes Due 2005 of Natural MicroSystems Corporation, a Delaware corporation, held by ______________________________ (the "Transferor").

                  (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

_______________________________________________________________________________

_______________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature: _______________________________________________________________
                    (Sign exactly as your name appears on the other side
                                  of this Convertible Note)

         Date:  _______________________________________________________________

         Signature Guarantee:(1) ______________________________________________



--------

(1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                CONVERSION NOTICE

To Natural MicroSystems Corporation:

         The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of Natural MicroSystems Corporation in accordance with the terms of the First Supplemental Indenture and the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

/ /  Convert whole                 / /  Convert in part
                                        Amount of Note to be converted
                                        ($1,000 or integral multiples
                                        thereof):
                                        $____________________________



                                        _______________________________________
                                        Signature (sign exactly as name
                                        appears on the other side of this Note)


                                        _______________________________________
                                        Signature Guarantee:(2)




--------

(2) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

If you want the stock certificate made out in another person's name, complete the following for such person:


_________________________________________________
Name

_________________________________________________
Social Security or Taxpayer Identification Number

_________________________________________________
Street Address

_________________________________________________
City, State and Zip Code

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you want to elect to have this Note repurchased by the Company pursuant to Section 3.08 of the First Supplemental Indenture, check the box:

                                       / /

         If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.08 of the First Supplemental Indenture, state the principal amount (which shall be $1,000 or a multiple thereof) to be repurchased: $____________________


Dated: ___________________________      _______________________________________
                                        Signature (sign exactly as name appears
                                        on the other side of this Note)


__________________________________
Signature Guarantee:(3)



--------

(3) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                             Schedule A to Exhibit A

                          GLOBAL NOTE TRANSFER SCHEDULE

                   Changes to Principal Amount of Global Note

===================================================================================================================
     Date          Principal Amount of Notes by       Remaining Principal Amount of this     Authorized Signature
                  which this Global Note Is to Be                 Global Note               of officer of Trustee
                 Reduced and Reason for Reduction            (following decrease)             or Note Custodian
-------------------------------------------------------------------------------------------------------------------

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===================================================================================================================

Schedule to be maintained by Depositary in cooperation with Trustee.